                                  Exhibit 10.54

                [Lease Agreement dated September 1, 1998 between
                   the Registrant and Crimson Ridge Partners]

                                      LEASE

      THIS LEASE, made and entered into this 1 day of September, 1998, by and between CRIMSON RIDGE PARTNERS, (hereinafter referred to as "Lessor") and HALSEY DRUGS COMPANY, 1827 Pacific Street, Brooklyn, New York 11233 (hereinafter referred as "Lessee").

                                   WITNESSETH

      That in consideration of the covenants, agreements, mutual promises and other provisions herein contained, the parties hereto agree as follows:

                                       I.

                                 LEASED PREMISES

      Lessor hereby leases to Lessee and Lessee leases from Lessor, for the term and upon the terms and conditions hereinafter set forth, approximately 4,620 square feet located in Suite No. 4 at Crimson Ridge Building No. 2, located at 695 North Perryville Road, Rockford, Illinois.

                                       II.

                                      TERM

      The term of this Lease shall commence on the date which the Lessor completes its build-out requirements as set forth in Article VI hereof, and shall terminate two (2) years thereafter. Lessee shall be allowed immediate access to the premises for necessary construction in preparing the premises for occupancy.

                                      III.

                                      RENT

      As consideration for the lease of the above-described premises, Lessee shall pay the Lessor the sum of Three Thousand Eight Hundred Fifty and no/100 Dollars ($3,850.00) per month commencing the lst day of the term of this Lease. Said rental payments shall continue each and every month thereafter during the term of this Lease. Each monthly rental payment shall be paid by Lessee to Lessor in advance on or before the 1st day of each and every succeeding month of the lease term hereof, without notice or demand at such place and to such agent, if any, of the Lessor, as the Lessor may from time to time designate in writing. The first month's rent shall be paid by the Lessee at the time of execution of this lease; the actual amount of the first month's rent shall be subsequently adjusted if necessary to allow for the possibility that the first month of the Lease is actually a partial month. Any credit due from such adjustment will be credited against the second month's rent. In addition to said rent, the Lessor's cost of the buildouts provided in Article VI.A shall be reimbursed to Lessor by Lessee in equal monthly payments amortized over the initial term of this Lease.

                                       IV.

                                     DEPOSIT

      Lessee shall pay to Lessor at the execution of this Lease the sum of Three Thousand Eight Hundred Fifty and no/100 Dollars ($3,850.00) as a security deposit.

                                       V.

                                   UTILITIES

      The Lessee agrees to pay all utility services rendered or furnished to the premises being leased during the term hereof, including heat, air conditioning, water, gas, electric, telephone, sewer, garbage removal, levies, fees or other charges of such utilities. The utilities servicing the leased premises shall be metered separately from utilities provided to other tenants occupying the same building; Lessor shall pay the cost of having the utility meters installed on these premises.

                                       VI.

                                   ALTERATIONS

      A. Lessor shall build two (2) mens' toilet rooms and two (2) womens' toilet rooms in the premises, and shall construct four (4) separate office rooms in the leased premises. The construction shall conform to the requirements of the Americans' with Disability Act and applicable building codes.

      B. Lessee may make alterations, changes, additions or improvements to the premises provided that the same shall not lessen or materially and disadvantageously affect the value of the building, after first obtaining Lessor's written consent therefore, which consent Lessor agrees shall not be unreasonably withheld or delayed. An alterations, additions or improvements of premises by Lessee or any sublessee or other occupant of the within demised premises during the term of this Lease, shall become the property of the Lessor upon the expiration of the term of this Lease with the exception of the telephone and security systems, which shall remain property of the Lessee.

      C. Lessee shall indemnify and save Lessor harmless from any and all liabilities, damages or penalties, and any costs, expenses or claims, including reasonable attorneys' fees, of any kind or nature, arising out of said construction, alteration or additions or improvements made by Lessee; such indemnification shall apply to any damages or injury to person or property. Lessee further agrees to pay and discharge any mechanic's, materialmen's or other liens against the leased premises or Lessor's interest therein claimed in respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to or upon request of the Lessee. Provided, however, the provisions of this paragraph shall not prohibit the Lessee from disputing in good faith any such mechanic's lien, materialmen's or other lien so long as such dispute is without cost to the Lessor.

      D. Lessor shall deliver the premises to the Lessee in its present condition. Lessee shall build-out the premises at its sole expense, except for the improvements to be provided by Lessor as provided in subparagraph A hereof, and, except the Lessor agrees to provide the Lessee with an allowance for a lighting expense not to exceed One and no/100 Dollar ($1.00) per square foot and an allowance for flooring expense not to exceed One and 351100 Dollars ($1.35) per square foot. Lessor shall reimburse Lessee within ten (10) days after presentation of invoices by Lessee for its actual expenses incurred up to the amount of said allowances. At commencement of the Lease, the Lessor shall certify that the premises complies with Americans' with Disability Act, all applicable building codes, and that the premises is going to be occupied.

                                      VII.

                             USE OF DEMISES PREMISES

      Lessee shall use the premises for its operation of an office for pharmaceuticals and drugs in the ordinary course of its business, and for such other purpose as Lessor may from time to time consent in writing. The premises may not be used for any extra hazardous use nor in violation of any ordinance, statute, government regulation or law. After written notice to Lessor, Lessee may, at its sole cost and expense, contest in good faith the validity of any law, ordinance, regulation or rule adversely affecting its use of the demised premises; provided, however, that in any event, the Lessee shall indemnify and hold Lessor harmless from any expenses or consequences of such litigation.

      Lessor shall not be liable to Lessee for any damage occasioned by plumbing, electrical, gas, water, steam or other utility pipes, systems and facilities unless caused by failure of Lessor to perform its obligations under this lease, the negligence or wilful misconduct of Lessor or Lessor's agents or any damage arising from any acts or neglect of the Lessee. Lessee shall not perform any acts or carry on any practices which may injure the building and shall keep the leased premises under its control, clean from rubbish and dirt at all times.

                                      VIII.

                                    INSURANCE

      Lessee, during the entire term of this Lease agreement, shall maintain (and the Lessor shall be so named as an insured in any such policies), general public liability and property damage insurance against claims for bodily injury or death and property damage occurring upon the premises or areas adjacent thereto, to the extent of not less than $1,000,000.00 for bodily injury or death to any person, and to the extent of not less than $1,000,000.00 for bodily injury or death to any number of persons arising out of the same accident or disaster, and to the extent of $500,000.00 for property damage. Lessor shall obtain and maintain replacement insurance on the building in which the ]eased premises are located against casualty, fire, vandalism and malicious mischief and such other risks as may be included in extended coverage insurance from time to time available, which policy v,d) contain a cause pursuant to which the insurance carrier waives all rights of subrogation against lessee with respect to the losses payable under such policy. Lessee shall maintain its own insurance on the contents of the demised premises to the full value thereof, insuring the parties of interest as they may appear. Lessee shall pay its pro rata share of the cost of casualty insurance on the leased premises. Lessee's pro rata share shall be computed on the ratio that the total area of the leased premises bears to the total leasable square feet of the building in which the leased premises is located.

                                       IX.

                          TOTAL OR PARTIAL DESTRUCTION

      In the event the building constituting the leased premises shall be partially or totally destroyed by fire or other casualty so as to become partially or totally untenable, the same shall be repaired as speedily as possible without expense to the Lessee (unless Lessor shall elect not to rebuild as hereinafter provided), and a just and proportionate part of the rent shall be abated until so repaired. In any event, the Lessor shall only rebuild and replace that part of the leased premises which it was obligated to provide Lessee; provided, however, the replacement premises shall be of a comparable quality building to the building in which the leased premises is located. Should the Lessor elect not to rebuild, which election may be made only if more than forty percent (40%) of the demised premises is destroyed, the Lease shall be terminated as of the date of the casualty. Notice of such election not to rebuild shall be given to the Lessee not more than forty-five (45) days from the date of the casualty. Provided, however, (a) if more than forty percent (40%) of the demised premises is destroyed, or (b) Lessor does not complete all required repairs within ninety (90) days of the casualty, Lessor shall not have completed all necessary repairs. Lessee may elect to terminate this Lease by giving written notice within thirty (30) days of the destruction of the premises to the Lessor.

      If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. Lessor shall have no interest in the proceeds of any insurance carried by Lessee on Lessee's interest in this Lease, and Lessee shall have no interest in the proceeds of any insurance carried by Lessor.

                                       X.

                            ASSIGNMENT AND SUBLETTING

      Lessee shall not assign nor sublet the leased premises or any part or parts thereof, nor sublet the leased premises or any part or parts thereof, nor permit occupancy by Anyone with, through or under it, without previous written consent of the Lessor, which consent Lessor agrees not to unreasonably withhold or delay; provided, however, that the Lessee has the right to assign its interest in this Lease to a successor by merger or acquisition without the Lessor's consent. Consent by Lessor to one or more assignments of this Lease or to one or more sublettings of the leased premises shall not operate as a waiver of Lessor's right under this article to any subsequent assignment or subletting nor release Lessee or any guarantor of Lessee of any of its obligations under this Lease or be construed or taken as a waiver of Lessor's rights or remedies hereunder. Lessee shall not mortgage or otherwise encumber this Lease, except to provide a collateral assignment of the Lease to a commercial lender, the terms of which assignment shall provide that the lender will assume the rent premises and other obligations of the Lessee as set forth herein, and shall not subsequently assign or sublet the Lease without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

      Neither this Lease nor any interest therein, nor any estate therein created, shall pass to any trustee or receiver in bankruptcy or any assignee for the benefit of creditors, or by operation of law.

                                       XI.

                                 EMINENT DOMAIN

      If all or any part of the leased premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken from the date of possession of that part, and the rent shall be paid up to that day. If such portion of the leased premises is so taken as to destroy or materially impair the usefulness of the premises for the purpose for which the premises were leased, then from that day, both Lessor and Lessee shall have the right to terminate this Lease within thirty (30) days thereafter. If this Lease is not terminated by either, the lessee shall continue in possession of the remainder of the leased premises under the terms herein provided, in which event, the rent shall be equitably reduced in proportion to the area of the premises taken. Lessor reserves to itself and Lessee assigns to Lessor all rights to damages accruing on account of any taking or condemnation, or by reason of any act of any public or quasi public authority for which damages are payable. All damages awarded for such taking shall belong to and be the property of the Lessor whether such damages shall be awarded as compensation for diminution in value to this leasehold or to Lessor underlying leasehold or fee of the premises herein leased. Lessee agrees to execute such instruments of assignment as may be required by Lessor to join with Lessor in any petition for recovery of damages if requested by Lessor, and to turn over to Lessor any such damages that may be received in any such proceedings. Not withstanding the foregoing, Lessor does not reserve to itself nor shall it be entitled to any damages payable for trade fixtures owned by Lessee, or alterations made by Lessee at its own expense, or for any award as may be attributable to the moving expenses of the Lessee.

                                      XII.

                                 QUIET ENJOYMENT

      Lessee, upon paying the rent and performing the covenants and agreements of this Lease, shall quietly have, hold and enjoy the demised premises and all rights granted Lessee in this Lease during the term hereof and extension hereto, if any.

      Lessor and Lessor's authorized representative shall have the right to enter upon the leased premises at all reasonable hours, upon reasonable notice to Lessee, for the purpose of inspecting the same or of making repairs, additions or alterations thereof, or to the building in which the same are located, or for the purpose of exhibiting the same to prospective lessees, purchasers or others. Lessor shall not be liable to Lessee in any manner for any such action nor shall the exercise of such right be deemed an eviction or disturbance of Lessee's use or possession.

                                      XIII.

                                  SUBORDINATION

      Lessee hereby agrees that its leasehold interest hereunder is, and shall be, subordinate to any mortgages now on, or hereafter to be placed on, the premises leased hereunder; provided that so long as the Lessee is not in default under said Lease agreement, the Lessee's quiet possession of the demised premises shall remain undisturbed, and this Lease shall remain in full force and effect on the terms and conditions stated herein, whether or not the mortgage is in default and notwithstanding any foreclosure or other action brought by the holder of the mortgage.

      This subordination agreement shall be self-operative and no further instrument or certificate of subordination shall be required from Lessee. Lessor shall use its good faith effort to obtain a non-disturbance agreement from each of its mortgagees, which would allow the Lessee to continue occupancy of the premises uninterrupted pursuant to the terms of this Lease.

                                       XIV

                                     WAIVER

      No waiver of any breach of any one of the conditions or covenants of the within Lease agreement by Lessor or Lessee shall be deemed to imply or constitute a waiver of any other condition or covenant of the within Lease agreement. The failure of either party to insist on strict performance of any condition or covenant herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other term, provision, condition or covenant of the within Lease agreement.

                                       XV.

                                     NOTICE

      Any notices required or permitted hereunder shall be in writing and delivered to the other party or the other party's authorized agent, either in person or by United States Certified Mail, Return Receipt Requested, postage fully prepaid, to the address set forth hereinafter, or to such other addresses as either party may designate in writing and deliver as herein provided:

      LESSOR:     Jim Dixon
                  Crimson Ridge Partners
                  3926 Broadway
                  Rockford, Illinois 61108

      LESSEE:     Halsey Drugs Company
                  1827 Pacific Street
                  Brooklyn, NY 11233

Notice mailed pursuant to the terms of this paragraph shall be deemed served seven (7) days after the date of mailing.

                                      XVI.

                         SURRENDER OF PREMISES BY LESSEE

      The Lessee covenants and agrees to deliver up and surrender to the Lessor the possession of the demised premises upon the expiration of the Lease or its termination, as herein provided, in good condition and repair, ordinary wear and tear excepted, and except for damages caused by casualty, loss and any other loss for which the Lessee is not responsible.

      If Lessee shall remain in possession of the demised premises after the expiration of the term of this Lease, then the Lessee shall be deemed Lessee of the demised premises from month to month at a rental rate equal to twice the most recent monthly rental rate due during the term of this Lease, and subject to all the terms and conditions hereto, except only as to the term of this Lease.

                                      XVII.

                         DEFAULT AND REMEDIES OF LESSOR

      Lessee shall be deemed to be in default in the terms of this Lease if any one or more of the following events, each of such is herein sometimes called "Event of Default," shall happen:

      A. If default shall be made in the due and punctual payment of any rent, or other sums required to be paid by Lessee under this Lease when and as the same shall become due and payable, and such default shall continue for a period of five (5) business days after written notice thereof is served from Lessor to Lessee. Provided, however, that Lessor shall not be obligated to furnish Lessee with more than two written notices of default as required in this paragraph A in any calendar year during the term of this lease.

      B. If default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, provided that Lessee's time to cure such default shall be extended for such additional time as shall be reasonably required for the purpose if Lessee shall proceed with due diligence during such thirty (30) day period to cure such default and is unable by reason of the nature of the work involved to cure the same within said thirty (30) days, and if such extension of time shall not subject Lessor-Lessee to any liability, civil or criminal, and the interest of the Lessor in this Lease shall not be jeopardized by reason thereof.

      Upon the occurrence of an Event of Default, the Lessor shall have the option, without further notice to Lessee or further demand for performance, to proceed as follows:

      (i) To institute suit against Lessee to collect each installment of rent or other sum as it becomes due or to enforce any other obligation under this Lease; or

      (ii) To re-enter and take possession of the leased premises and all personal property therein and to remove Lessee and Lessee's agents and employees therefrom, upon obtaining a court order pursuant to the Illinois Forcible Entry & Detainer Act or otherwise, and either:

            (a) Terminate this Lease and sue Lessee for damages for breach of the obligations of Lessee to Lessor under this Lease; or

            (b) Without terminating this Lease, relet, assign or sublet the premises, as the agent and for the account of Lessee in the name of Lessor or otherwise, upon the best terms and conditions Lessor may make with the new lessee for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions as Lessor, in its reasonable discretion, may determine and may collect and receive the rent therefor, provided Lessor shall in no way be responsible or liable for any failure to relet the demised premises or any part thereof, or for any failure to collect any rent due upon any such reletting. In this event, the rents received on such reletting shall be first applied to the costs of collection, including without limitation, all repossession costs, reasonable attorneys' fees, and any real estate commission paid, reasonable costs of alterations and expenses of preparing said premises for reletting, and thereafter towards the payment of the rental and of any other amounts payable by Lessee to Lessor. If the sum realized shall not be sufficient to pay such rent and other charges within five (5) days after written demand, Lessee will pay to Lessor any such deficiency as it accrues. Lessor may sue therefor as each deficiency shall arise if Lessee shall fail to pay such deficiency within the time limited. Lessee may tender a proposed tenant to the Lessor in mitigation of its damages for the remainder term of this Lease, which tender shall not be unreasonably rejected by Lessor, after considering the financial condition of the proposed tenant, nature of the proposed tenant's business, and other factors which a reasonably prudent lessor would consider in leasing the premises.

      In the event Lessor elects to re-enter or take possession of the demised premises, Lessee shall quit and peaceably surrender the demised premises to Lessor, and Lessor may enter upon and re-enter the demised premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and may have, hold and enjoy the demised premises and the right to receive all rental income of and from the same.

            C. No such re-entry or taking of possession by Lessor shall be construed as an election on Lessor's part to terminate or surrender this Lease unless a written notice of such intention is served on Lessee.

            D. The enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity.

            E. No failure of either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of fun or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered, modified or terminated except by a written instrument executed by either party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in fun force and effect with respect to any other then existing or subsequent breach thereof.

            F. In the event of default by the Lessee, the Lessee shall pay a reasonable costs incurred by the Lessor by reason thereof, including but not limited to reasonable attorneys' fees.

            G. In addition to the other remedies provided herein, in the event the Lessee fails to pay the Lessor when due any installment of rental or other sum to be paid by the Lessee when such payment becomes due hereunder, Lessor will incur additional expenses in an amount not readily ascertainable and which has not been elsewhere provided for between Lessee and Lessor. If Lessee should fail to pay Lessor within rive (5) days after the due date named any installment of rental or other sum to be paid hereunder, Lessee shall pay Lessor upon demand a late charge of five percent (5%) of such installment or other sum overdue in any month and five percent (5%) each month thereafter until paid in full. Failure to pay such late charge upon demand therefor shall be an event of default hereunder. This provision for such late charge shall be in addition to all other rights and remedies available to Lessor hereunder or at law or in equity and shall not be construed as liquidated damages or limiting Lessor's remedies in any manner.

                                     XVIII.

                                   SUCCESSORS

      All of the terms, conditions, covenants and provisions set forth in this Lease agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, successors, executors and assigns of the parties.

                                      XIX.

                                ENTIRE AGREEMENT

      The within Lease agreement constitutes the entire agreement of the parties hereto. No representations, promises, terms, conditions, obligations or warranties whatsoever referring to the subject matters hereof other than those expressly set forth herein, shall be of any binding legal force or effect whatsoever. No modification, change or alteration of the within Lease agreement shall be of any legal force or effect whatsoever unless in writing, signed by all the parties hereto or their respective successors or assigns.

                                       XX.

                  OPTION TO EXTEND LEASE-FIVE ONE YEAR OPTIONS

      Lessee may at Lessee's option, extend this Lease for an additional twelve
(12) months by giving the Lessor ninety (90) days notice in advance written notice prior to the termination date, exercising such option to extend. The lessee shall have five (5) such one (1) year options. Each one (1) year option may be exercised at one time, for a total of five (5) years. In the event Lessee exercises such option, the monthly rent set forth in Article III above (the "Initial Monthly Rent") shall be adjusted to reflect any increase in the Consumer Price Index - All Urban Consumers - All Cities published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") during the term of this Lease. Accordingly, the Initial Monthly Rent shall be multiplied by a fraction the numerator of which shall be the Index published for the first day of the first month of such extension and the denominator of which shall be the Index published for the commencement date of this Lease, and the monthly rent as so adjusted shall be the base monthly rent for such extension; provided, however, that in no event shall the base monthly rent for such extension be less than the Initial Monthly Rent. In the event the United States Department of Labor, or its successor, ceases to publish a monthly Consumer Price Index For All Urban Consumers prior to the commencement of the extended lease term, Lessor shall choose a similar Index for computation of the increased rent. All other terms of this Lease shall apply to the extended term.

                                      XXI.

                                     PARKING

      Lessor shall reasonably repair and maintain the parking lot and shall obtain and maintain comprehensive public liability insurance respecting such parking lot in such amounts and insuring such risks as commercially reasonable for the type of property being insured. Lessee shall reimburse Lessor for its pro rata share of such repair in the manner described in Article XXIII.C hereof.

                                      XXII.

                           SIGNS, AWNINGS AND CANOPIES

      Lessee shall not place or suffer to be placed or maintained on any exterior door, wall or window of the leased premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintenance any decoration, lettering or advertising matter on a glass of any window of the door of the leased premises without first obtaining the Lessor's written approval and consent. Such consent shall not be unreasonably withheld by the Lessor, after taking into consideration the conformity to the design of the building and affect of such signs on other tenants in the building. Lessee further agrees to maintain such sign, awning or canopy, decoration, lettering or advertising matter or other thing as may be approved in good condition and repair at all times.

      Subject to size and design approval by Lessor, Lessee shall be allowed to have a sign on the south side of the building on which the leased premises is located and on the pylon sign on Perryville Road.

      All costs of maintaining, repairing or removing said signs shall be borne by the Lessee.

                                     XXIII.

                       MAINTENANCE, REPAIR AND REPLACEMENT

      The following covenants and conditions are to apply with respect to the maintenance, repair and replacements of the leased premises:

      A. Except as otherwise set forth below, Lessee shall at all times keep the leased premises and all partitions, doors, mixtures, equipment and appurtenances thereof (including but not limited to lighting and plumbing equipment and fixtures located solely within and servicing only the leased premises), and including interior walls, and windows, and all other components of the leased premises in a clean condition, good order, condition and maintenance (including reasonable periodic painting with the written approval of Lessor), all at Lessee's expense. Provided, however, in the event such repairs are reimbursed by any insurance proceeds, Lessee shall be entitled to such insurance proceeds as reimbursement for costs of such repairs actually made by Lessee. Lessor shall pay the costs of all repairs to the HVAC System.

      B. If Lessee refuses or neglects to repair the property as required hereunder to the reasonable satisfaction of the Lessor as soon as it is reasonably possible after written demand, Lessor may make such repairs without liability to Lessee for any loss or damage that may occur to the

Lessee's business by reason thereof, and within thirty (30) days after completion thereof, Lessee shall pay to Lessor the Lessor's costs for such repairs, including a reasonable charge for Lessor's overhead and administration (which costs of overhead and administration shall not exceed ten percent (10%) of the costs of repairs), Lessor shall have no liability for any damages or personal injury arising out of any condition or occurrence causing a need for such repairs, unless caused by negligence or willful misconduct of the lessor or failure of the Lessor to perform its obligations under this Lease. In making repairs, Lessor will not unnecessarily or unreasonably disrupt the business of the Lessee.

      C. Lessor shall initially pay the costs of maintaining the Common Area of the premises, including the exterior of the leased premises, parking lot, exterior of the building, roofs and Common Area utilities. The Lessee shall reimburse Lessor for its pro rata share of such expenses, which share shall be computed on a ratio that the total area of the leased premises total to the total square feet of the leasable space of the building in which the leased premises is located. Lessee shall pay for its pro rata share of such expenses within ten (10) of being billed.

                                      XXIV.

                                REAL ESTATE TAXES

      Lessee shall pay monthly its pro rata share of all real estate taxes accruing on the leased premises and real estate parcel upon which the building of the leased premises is located during the term of this Lease. Said payment shall be made on the same date as payment of rent. The calculation of the Lessee's pro rata share of such real estate taxes shall be computed on the ratio that the total area of the leased premises bears to the total square feet of the leasable space of the building in which the leased premises is located. The monthly payment by lessee to Lessor shall be an estimate based on the latest available information from the Winnebago County Assessor, County Treasurer and County Clerk. Any necessary adjustments shall be made within thirty (30) days of receipt of the actual tax bill. In the event of overpayment of the Lessee's pro rata share, the Lessor shall reimburse Lessee such overpayment within thirty
(30) days of receipt of the actual tax bill. In the event of underpayment by the Lessee, the Lessee shall pay to the Lessor such additional amount as may be necessary to pay the Lessee's full pro rata share of such taxes within twenty-one (21) days of the request of the Lessor.

                                      XXV.

                LIMITATION ON PAYMENT ON COMMON AREA MAINTENANCE,
                               TAXES AND INSURANCE

      Notwithstanding any other provisions in this Lease Agreement, the parties agree that in no event shall the cost of the Lessee during the term of this Lease exceed annually an amount equal to Three and no/100 Dollars ($3.00) per square foot of leased space of the premises for the Lessee's share of Common Area Maintenance, Common Area Taxes and Common Area Insurance.

                                      XXVI.

                     JURISDICTION AND OTHER APPLICABLE LAWS

      The laws of the State of Illinois shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby. In the event of a dispute between the parties, such dispute shall be resolved by a court in the State of Illinois provided, however, Lessor or Lessee may elect to have a dispute resolved by arbitration through, and in accordance with the rules of the American Arbitration Association. Any arbitration or judicial proceeding shall occur in Winnebago County, Illinois.

                                     XXVII.

                                  FORCE MAJUER

      The Lessor and the Lessee each shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from doing so by cause or causes beyond the Lessor's control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any materials and/or services, acts of God, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the Lessor.

      IN WITNESS WHEREOF, the parties have signed their names the day, month and year set forth opposite their respective signatures.

LESSOR:

CRIMSON RIDGE PARTNERS,

By:/s/ Jim Dixon                                     Dated:  March 26, 1998
   -------------------------------------------
Its:Managing Partner
   -------------------------------------------

LESSEE:

HALSEY DRUGS COMPANY,

By:/s/ Carol Whitney                                 Dated:  March 26, 1998
   -------------------------------------------
Its:Vice-President, Administration
   -------------------------------------------

PREPARED BY:

STEPHEN G. BALSLEY
BARRICK, SWITZER, LONG,
 BALSLEY & VAN EVERA
One Madison Street
P.O. Box 17109
Rockford, IL 61110-7109
(815) 962-6611

                         [LETTERHEAD OF DIXON REALTORS]

                                 March 16, 1999

Halsey Drug Company
695 North Perryville Road, Suite 4
Rockford, Illinois 61107

Attention: Carol Whitney

Reference: Build-out Charges

Dear Carol:

      As we agreed verbally, your build-out charges total $85,482.69. We agreed to divide this amount in half, with 50% coming up front, and the balance divided over the remainder of the lease, payable monthly, plus interest adjustable at the prime rate of interest.

      These figures are likely to fluctuate, so why don't we bill the interest quarterly? Also, why don't we round off the second portion of $42,500 by your paying $42,982.69 for the first payment?

      Our lease agreement calls for two years. Why don't we start this lease as of September 1, 1998? You have paid September and October, which leaves twenty-two months. This would make the monthly payment amount for rent and build-out charges $5,781.82 over the 22 month period.

      If this arrangement is acceptable, let's officially make this letter an addendum to the lease dated 3/26/98. If this is satisfactory, let me know. We'll continue on from there.

      Carol, I want you to know that you've been very patient throughout this project. You are a very thorough person and it has been a pleasure to work with you.

                                                Regards,
                                                Crimson Ridge Partners, LLC


                                                /S/
                                                Jim Dixon, Managing Partner

                      [LETTERHEAD OF HALSEY DRUG CO., INC.]

                                 March 16, 1999

Jim Dixon
Crimson Ridge Partners
3926 Broadway
Rockford, IL 61108

Dear Jim

Enclosed is a check for $42,982.69 for partial payment of the build-out costs for the office space we are leasing at 695 N. Perryville Road in Rockford along with the rent payment for the month of November.

We accept the terms of your letter of October 26, 1998 and will consider the letter as an addendum to the lease agreement for Halsey Drug Company, Inc. We also agree to pay a monthly payment of $5,781.82 over the next 22 months for rent and the remaining portion of the build-out charges. It is understood that interest will be billed quarterly.

I greatly appreciate your efforts in working with us regarding the build out costs. We are looking forward to a long and comfortable relationship with Crimson Ridge Partners.

Sincerely

/S/

Carol Whitney
Vice President, Administration

Enclosures